EXHIBIT 21

TUPPERWARE CORPORATION
Active Subsidiaries
As of January 5, 2000

The following subsidiaries are wholly owned by Tupperware
Corporation or a subsidiary of Tupperware Corporation
(degree of remoteness from the registrant is shown by indentations).

Tupperware Corporation
   Tupperware International Holdings BV
   Tupperware, Ltd.
       Tupperware Polska Sp. zo. o
       Dart Argentina S. A.
       Tupperware Israel Ltd.
       Tupperware Belgium, N. V.
           Tupperware France S. A.
   Tupperware Holdings BV
           Tupperware Assets Management S. a. r. l.
           Tupperware Morocco
           UAB "Tupperware"
           Tupperware Service GmbH
           Tupperware Nederland Properties B.V.
               Tupperware Nederland B.V.
               Tupperware Deutschland G.m.b.H.
               Tupperware Osterreich G.m.b.H.
               Tupperware Southern Africa (Proprietary)
Limited
           Tupperware Products B.V.
           Tupperware (Suisse) S.A.
           Tupperware Products S. A.
           Tupperware d.o.o.
           Tupperware Bulgaria EOOD
           Tupperware Eesti OU
           SIA Tupperware Latvia
           Tupperware Luxembourg S.ar.l.
   Tupperware East Africa Limited
   Tupperware Italia S.p.A.
   Tupperware General Services N.V.
          Japan Tupperware Co., Ltd.
          Tupperware Trading Ltd.
          Tupperware Czech Republic, spol. s.r.o.
          Tupperware United Kingdom & Ireland Limited
          Tupperware Nordic A/S
   Tupperware Holdings, Ltd.
   Deerfield Land Corporation
   Tupperware Financial Corporation
   Dart Industries Inc.
       Tupperware International Holdings Corporation
       Tupperware Far East, Inc.
       Tupperware Turkey, Inc.
       Dart Far East Sdn. Bhd.
       Dart de Venezuela, C.A
       Tupperware Espana, S. A.
       Tupperware Colombia S.A.
       Dart do Brasil Industria e Comercio Ltda.
           Daypar Participacoes Ltda
           Academia Negocios S/C Ltda.
       Tupperware Hellas, S.A.I.C.
       Tupperware Del Ecuador Cia. Ltda.
       Dart Industries Hong Kong Limited
       Tupperware Asia Pacific Holdings Private Limited
          Tupperware India Private Limited
              Dart Manufacturing India Pvt. Ltd.
          Dart (Philippines), Inc.
                   Tupperware Realty Corporation
                   Tupperware Philippines, Inc.
       Tupperware China, LLC
              Tupperware (China) Company Limited
       Dart Industries (New Zealand) Limited
       Tupperware New Zealand Staff Superannuation Plan
       Dart S. A. de C. V.
       Servicos Especializados de Arrendamiento en Latinoamerica S.A. de C.V. Dartco Manufacturing Inc.
       Tupperware Industria Lusitana de Artigos Domesticos, Lda.
           Tupperware (Portugal) Artigos Domesticos, Lda.
       Premiere Products, Inc.
          Tupperware Singapore Pte. Ltd.
          Premiere Korea Ltd.
              Premiere Marketing Company
          Exportadora Lerma, S. A. de C. V.
       Premiere Manufacturing, Inc.
       Tupperware U.S., Inc.
           Tupperware Distributors, Inc.
           Tupperware Factors Inc.
           Tupperware.com, Inc.
       Tupperware Canada Inc.
       Tupperware Australia Pty. Ltd
       Dart Staff Superannuation Fund Pty Ltd
       Importadora Y Distribuidora Importupp Limitada
       Tupperware Iberica S.A.
       Tupperware (Thailand) Limited
       Tupperware Uruguay S.A.
       Dart Executive Pension Fund Limited
       Dart Pension Fund Limited
       Tupperware U.K. Holdings, Inc.
       The Tupperware Foundation
       Tupperware Products, Inc.
       Tupperware de El Salvador, S. A. de C.V.
       Tupperware del Peru S.R.L.
       Dart Holdings, S. de R. L.
       Tupperware Honduras, S. de R. L.
       Tupperware de Costa Rica, S. A.
       Tupperware de Guatemala, S.A.
       Asociacion Nacional de Distribuidores de Productos
Tupperware, A. C.
       Tupperware Panama, S. A.
   Tupperware Finance Holding Company, B.V.
       Tupperware Finance Company, B. V.
   Tupperware Holdings Corporation
   Tupperware Home Parties Corporation
   Tupperware Export Sales, Ltd.
   Tupperware Services, Inc.